Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Healthy Choice Wellness Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Maximum Aggregate Offering Price(1)		Fee Rate		Amount of Registration Fee
Fees to be paid	Equity	Class A Common Stock, $0.001 par value per share	457(o)	2,350,000		$23,500,000		$0.0001476	$3,468.60
	Equity	Class B Common Stock, $0.001 par value per share	457(o)	7,0500,000		$70,500,000		$0.0001476	$10,405.80
	Equity	Class A Common Stock, $0.001 par value per share(3)	457(i)	7,050,000	$		$		$0

	Total Offering Amounts								$13,874.40
	Total Fees Previously Paid								$13,874.40
	Total Fee Offsets Net Fee Due								$0

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock..